Exhibit 10.3

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT, dated as of December 30, 2023, is between NH EXPANSION CREDIT FUND HOLDINGS LP (“North Haven Expansion”), as agent for the Holders (as hereafter defined; in such capacity, together with its successors or permitted assigns, “Agent”), and the creditors set forth on the signature pages hereto (“Creditors”).

R E C I T A L S

A.          SANUWAVE HEALTH, INC., a Nevada corporation (“Issuer”), has requested and/or obtained certain credit accommodations from the Holders under, and as defined in, that certain Note and Warrant Purchase and Security Agreement dated as of August 6, 2020 (as amended, restated, supplemented or otherwise modified from time to time) by and among Agent, Issuer and the Holders from time to time signatory thereto (the “NH Agreement”), including North Haven Expansion in its capacity as a Holder (each, a “Holder” and collectively, the “Holders”), which credit accommodations are or may be from time to time secured by assets and property of Issuer.

B.          Creditors are the holders of Future Advance Convertible Promissory Notes dated December 28, 2023 in the aggregate original principal amount of $1,861,250.00 (the “Convertible Notes”).

C.          In order to induce each Holder to extend credit to Issuer and, at any time or from time to time, at each Holder’s option, to make such further loans, extensions of credit, or other accommodations to or for the account of Issuer, or to extend credit upon any instrument or writing in respect of which Issuer may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, or other accommodation as any Holder may deem advisable, Creditors are willing to subordinate: (i) all of Issuer’s indebtedness and obligations to Creditors pursuant to the Convertible Notes, whether presently existing or arising in the future (the “Subordinated Debt”) to all of Issuer’s indebtedness and obligations to Agent, for the ratable benefit of each Holder; and (ii) all of Creditors’ security interests, if any, to all of Agent’s (for the ratable benefit of each Holder’s) security interests in the property of Issuer.  Notwithstanding the foregoing, Subordinated Debt shall not include any equity interests of the Issuer into which the Subordinated Debt may be converted.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.          Creditors acknowledge and agree that the Subordinated Debt is unsecured and that Creditors do not now have, and shall not assert at any time in the future, any lien, security interest or other encumbrance with respect to any assets of Issuer. Notwithstanding the foregoing, Creditors subordinate to Agent, for the ratable benefit of each Holder, any security interest or lien that Creditors may have in any property of Issuer. Notwithstanding the respective dates of attachment or perfection of the security interest of Creditors and the security interest of Agent, the security interest of Agent in the accounts, including health care receivables, chattel paper, general intangibles, inventory, equipment, instruments, including promissory notes, deposit accounts, investment property, documents, letter of credit rights, any commercial tort claim of Issuer which is now or hereafter identified by Issuer or Agent (or any Holder), and all other property of the Issuer (collectively, the “Collateral”) shall at all times be prior to the security interest of Creditors.

2.          All Subordinated Debt is subordinated in right of payment to all obligations of Issuer to Agent and each Holder now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against Issuer of any bankruptcy, reorganization or similar proceeding (the “Senior Debt”).

3.

(a)          Creditors will not demand or receive from Issuer (and Issuer will not pay to Creditors) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Creditors exercise any remedy with respect to the Collateral or any other collateral securing the Subordinated Debt, nor will Creditors accelerate the Subordinated Debt, or commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Issuer, until such time as all the Senior Debt is fully paid in cash, and all of Agent’s and each Holder’s obligations owing to Issuer have been terminated. The foregoing notwithstanding, Creditors shall be entitled to receive payment of all amounts that constitute Subordinated Debt, in whole but not in part, solely from the proceeds of a substantially contemporaneous equity financing by Issuer, provided that a Potential Default or an Event of Default (each as defined in the NH Agreement) under the Senior Debt has not occurred and is not continuing and would not exist immediately after such payment. Nothing in the foregoing paragraph shall prohibit any Creditor from enforcing it rights in respect of the conversion all or any part of the Subordinated Debt into equity securities of Issuer in accordance with the terms of any related note or note purchase agreement.

(b)          Notwithstanding anything to the contrary contained in Section 3(a) or elsewhere in this Agreement, if Agent delivers to Creditors written notice (a “Blockage Notice”) which states that there has been a default under the documents evidencing the Senior Debt (the “Senior Debt Documents”) that has not been cured then, during any Blockage Period (as defined below), Creditors shall not accept or receive any payment of any kind of or on account of the Subordinated Debt, or take any action to enforce its rights or remedies with respect to the Subordinated Debt (other than conversion of the Subordinated Debt to equity securities of the Issuer in accordance with the terms of any related note or note purchase agreement; which is expressly permitted hereunder) unless and until the earlier of (A) the time Agent notifies Creditors in writing that the default by the Issuer has been cured by the Issuer or waived by Agent, or (B) the expiration of the Blockage Period for such Blockage Notice.

As used herein, “Blockage Period” means a period of time beginning on the date a Blockage Notice is delivered to Creditors and terminating on the earlier to occur of:

(1)        120 calendar days following such date; provided that if prior to the expiration of such 120-calendar-day period, Agent has commenced and is diligently pursuing a judicial proceeding or non-judicial actions to collect or enforce the Senior Debt or foreclose on any collateral for the Senior Debt, or a case or proceeding by or against Issuer is commenced under the United States Bankruptcy Code or any other insolvency law, then such period shall be extended during the continuation of such proceedings and actions until the payment in cash in full of the Senior Debt; or

(2)          the written consent of Agent to such termination.

provided that, in no event shall any payment in cash be made to or received by any Creditor before 91 calendar days after the Maturity Date under (and as defined in) the Senior Debt Documents.

4.        Each Creditor shall promptly deliver to Agent in the form received (except for endorsement or assignment by a Creditor where required by Agent) for application to the Senior Debt any payment, distribution, security or proceeds received by such Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

5.          In the event of Issuer’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Agent’s and each Holder’s claims against Issuer and the estate of Issuer shall be paid in full before any payment is made to Creditors. For the avoidance of any doubt, Senior Debt includes, without limitation, Agent’s and each Holder’s claims against Issuer and the estate of Issuer arising from the granting of credit under Section 364 or the use of cash collateral under Section 363 of the United States Bankruptcy Code, and Creditors agree that they will raise no objection thereto.

6.          Until the Senior Debt is fully paid in cash, and all of Agent’s and each Holder’s obligations owing to Issuer have been terminated, Creditors agree that they will not object to or oppose (i) the sale of the Issuer, or (ii) the sale or other disposition of any property of the Issuer or the estate of Issuer, if Agent has consented to such sale of the Issuer or sale or disposition of any property of the Issuer or the estate of Issuer. If requested by Agent, Creditors shall affirmatively consent to such sale or disposition and shall take all necessary actions and execute such documents and instruments as Agent may reasonably request in connection with and to facilitate such sale or disposition.

7.          Until the Senior Debt is fully paid in cash, and all of each Holder’s obligations owing to Issuer have been terminated, Creditors irrevocably appoint Agent as Creditors’ attorney-in-fact, and grant to Agent a power of attorney with full power of substitution, in the name of each Creditor or in the name of Agent or any Holder, for the use and benefit of Agent and each Holder, without notice to Creditors, to perform at Agent’s or such Holder’s option the following acts in any bankruptcy, insolvency or similar proceeding involving Issuer: (i) to file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Creditors if Creditors do not do so prior to 30 calendar days before the expiration of the time to file claims in such proceeding and if Agent elects, in its sole discretion, to file such claim or claims; and (ii) to accept or reject any plan of reorganization or arrangement on behalf of Creditors and to otherwise vote Creditors’ claims in respect of any Subordinated Debt in any manner that Agent deems appropriate for the enforcement of its rights hereunder.

8.          Creditors shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that Creditors may have in any property of Issuer. By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.

9.          This Agreement shall remain effective for so long as Issuer owes any amounts to Agent or any Holder. If, at any time after payment in full of the Senior Debt, any payments of the Senior Debt must be disgorged by Agent or any Holder for any reason (including, without limitation, the bankruptcy of Issuer), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and each Creditor shall immediately pay over to Agent, for itself and for the benefit of each Holder, all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Creditors, Agent and each Holder may take such actions with respect to the Senior Debt and the Collateral as Agent and/or such Holder, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Issuer, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any Collateral, judicial foreclosure, nonjudicial foreclosure, exercise of a power of sale, taking a deed, assignment or transfer in lieu of foreclosure as to any of the Collateral, and enforcing or failing to enforce any rights against Issuer or any other person. No such action or inaction shall impair or otherwise affect Agent’s or any Holder’s rights hereunder.  Creditors agree not to assert against Agent or any Holder (a) any rights which a guarantor or surety could exercise; but nothing in this Agreement shall constitute any Creditor a guarantor or surety; (b) the right, if any, to require Agent or any Holder to marshal or otherwise require Agent or any Holder to proceed to dispose of or foreclose upon any of the Collateral in any manner or order; and (c) any right of subrogation, contribution, reimbursement, or indemnity which it may have against Issuer arising directly or indirectly out of this Agreement.

10.         This Agreement shall bind any successors or assignees of each Creditor and shall benefit any successors or assigns of Agent and each Holder. This Agreement is solely for the benefit of Creditors, Agent and each Holder and not for the benefit of Issuer or any other party. Creditors further agree that if Issuer is in the process of refinancing a portion of the Senior Debt with a new lender, and if Agent or any Holder makes a request of Creditors, Creditors shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

11.          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

12.         CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

New York law governs this Agreement without regard to principles of conflicts of law.  Creditors, Agent and each Holder each submit to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Agent or any Holder from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations (as defined in the NH Agreement), or to enforce a judgment or other court order in favor of Agent and/or any Holder.  Issuer and each Creditor each expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Issuer and each Creditor each hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH CREDITOR, ISSUER, AGENT AND EACH HOLDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS.  THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH CREDITOR AND ISSUER EACH AGREES THAT IT SHALL NOT SEEK FROM AGENT OR ANY HOLDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

13.        This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Creditors are not relying on any representations by Agent or any Holder or Issuer in entering into this Agreement, and Creditors have kept and will continue to keep themselves fully apprised of the financial and other condition of Issuer. This Agreement may be amended only by written instrument signed by each Creditor and Agent.

14.        In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

CREDITOR:

By:
Name:
Title:

Address for Notices:

Attn:

[Signature Page to Subordination Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

AGENT:

NH EXPANSION CREDIT FUND HOLDINGS LP

By: MS Expansion Credit GP, L.P.
Its: General Partner

By: MS Expansion Credit GP Inc.
Its: General Partner

By:	/s/ William Reiland
Name: William Reiland
Title: Managing Director

Address for Notice:
1585 Broadway, 39th Floor
New York, NY 10036
Attn: Debra Abramovitz
Expansion_credit_reporting@morganstanley.com

with a copy to:

1585 Broadway, 37th Floor
New York, NY 10036
Attn: William Reiland

and

555 California Street, 14th Floor
San Francisco, CA 94104
Attn: Melissa Daniels

with a copy, not constituting notice, to:

Barnes & Thornburg LLP
655 W. Broadway, Suite 1300
San Diego, CA 92101
Attn: Troy Zander

[Signature Page to Subordination Agreement]

IN WITNESS WHEREOF, the undersigned approves of the terms of this Agreement.

ISSUER:

SANUWAVE HEALTH, INC.

By:	/s/ Morgan C. Frank
Name: Morgan C. Frank
Title: Chief Executive Officer

Address for Notices:

SANUWAVE HEALTH, INC.
11495 Valley View Road
Eden Prairie, MN 55344
Attn: Morgan C. Frank, Chief Executive Officer
Email: morgan.frank@sanuwave.com

with a copy, not constituting notice, to:

Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402
Attention: Ben A. Stacke
Email: ben.stacke@faegredrinker.com

[Signature Page to Subordination Agreement]